Exhibit 10(f)(2)


                         FIRST AMENDMENT
                             TO THE
           QUAKER OATS COMPANY STOCK COMPENSATION PLAN
                      FOR OUTSIDE DIRECTORS
   (As Amended and Restated Effective as of November 1, 1996)


     WHEREAS, The Quaker Oats Company Stock Compensation Plan for
  Outside Directors, as amended and restated effective as of November 1, 1996 (the "Plan"), was established by The Quaker Oats Company (the "Company") for the benefit of its eligible directors; and

     WHEREAS, amendment of the Plan is desirable;

     NOW, THEREFORE, the Plan is hereby amended effective as of May 13, 1998, by substituting the following for Section 7 of the Plan


  "7. Change in Control: A 'Change in Control' shall be deemed to have occurred if:

       (a) any 'Person,' which shall mean a 'person' as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities:

       (b) during any period of 24 consecutive months (not including any period prior to May 13, 1998), individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) (2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

       (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in paragraphs (d) (1) or (d)
            (2) of  this Section; or

       (d) the stockholders of the Company approve a merger or consolidation of the
            Company with any other company other than:

              (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

              (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

          In this paragraph (d), 'surviving entity' shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase 'directors of the Company who were directors immediately prior thereto' shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) (2), (d)
          (1) or (d) (2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period."

      IN WITNESS WHEREOF, this Amendment is executed below by a duly authorized officer of the Company.



                                    THE QUAKER OATS COMPANY

Dated: March 17, 1999               By: /s/ John G. Jartz
                                        Its Senior Vice President